Exhibit 10.5

MILLENDO THERAPEUTICS, INC.

AMENDMENT TO 2012 STOCK PLAN

Millendo Therapeutics, Inc., a Delaware corporation (the “Company”), previously adopted the Atterocor, Inc. 2012 Stock Plan (as amended, the “Plan”). Unless otherwise defined herein, all capitalized terms shall have the meaning set forth in the Plan.

1.                                      Section 3, Paragraph (a) of the Plan is hereby deleted in its entirety and replaced with the following:

(a)                                 “Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be subject to option and sold under the Plan is 20,086,451 Shares. In no event shall the number of Shares issued pursuant to Incentive Stock Options exceed 20,086,451 Shares. The Shares may be authorized but unissued, or reacquired Common Stock.”

2.                                      Except as set forth in this amendment, the Plan shall be unaffected hereby and shall remain in full force and effect.

Adopted: June 21, 2018

Approved by Stockholders: June 21, 2018